SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2007

GEORESOURCES, INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-0505444

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

110 Cypress Station Drive, Suite 220

Houston, Texas 77090

(Address of principal executive offices) (Zip Code)

(281) 537-9920

Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ___Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ___Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ___Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ___Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.02. Results of Operations and Financial Condition
Item 9.01. Financial Statements and Exhibits
Signature
Exhibit Index
EX - 99.2 – GeoResources, Inc. Press Release dated August 13, 2007

ITEM 2.02: RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 13, 2007, GeoResources, Inc. issued a press release announcing financial results for the second quarter and six months ended June 30, 2007.  A copy of the press release is furnished with this report as Exhibit 99.2, and is incorporated herein by reference.

The information in this report is being furnished, not filed, for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Filed herewith is the following:

Exhibit No.	Description

99.2	GeoResources, Inc. Press Release dated August 13, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.

/s/ Frank A. Lodzinski

By: Frank A. Lodzinski, President

Date: August 14, 2007

Exhibit Index

Exhibit No.	Description
99.2	GeoResources, Inc. Press Release dated August 13, 2007

EXHIBIT 99.2

Contact:  Cathy Kruse

Telephone: 701-572-2020 ext 113

cathyk@geoi.net

FOR IMMEDIATE RELEASE

GeoResources, Inc. Reports Second Quarter and Six-Month Results

Provides Operations and Corporate Update

Houston, Texas  August 13, 2007 – GeoResources, Inc., (Nasdaq:GEOI), today announced earnings for the three months and year to date periods ended June 30, 2007.  On April 17, 2007, the Company completed its mergers (the “Merger”) with Southern Bay Oil & Gas L.P. and Chandler Energy, LLC.  Although GeoResources is the acquirer for legal purposes, under generally accepted accounting principles, Southern Bay, being the largest party to the Merger, is deemed to have acquired the Company and the other net assets contributed by Chandler and its related parties.  Accordingly, reported financial information for the periods ended June 30, 2007 represent the combined entities as compared to the prior periods which include only Southern Bay.  Therefore, the information is not entirely comparable since Southern Bay’s revenues include those of the merged entities from April 18, 2007 through June 30, 2007.

As a result of the Merger and related significant non-recurring costs, including non-cash charges to income related to equity based compensation, and non-cash charges for net deferred income taxes, the Company reported a net loss of $1,349,431 for the second quarter of 2007 or $0.09 per share, on revenue of $8,284,688, compared to the second quarter of 2006 net income of $1,137,962, or $0.23 per share, on revenue of $4,096,356.  The second quarter 2006 included a gain of $314,840 from the sale of certain oil and gas properties.  Earnings before interest, taxes, depreciation, depletion and amortization (EBITDA) for the second quarter of 2007 were $2,631,580 compared to $1,944,134 for the second quarter of 2006.  Adjusted for non-cash and non-recurring expenses associated with the Merger, EBITDA was $3,821,839.  See the table below.

For the first half of 2007, the net loss was $462,626, or $0.05 per share, on revenue of $12,402,245, versus net income of $2,742,601, or $0.56 per share, on revenue of $8,263,644 in the first half of 2006.  EBITDA for the first half of 2007 was $4,607,307 compared to $4,220,917 for the first half of 2006.  Adjusted for non-cash and non-recurring expenses associated with the Merger, EBITDA for the first half of 2007 was $5,956,428.  See the tables below.

In the second quarter of 2007 natural gas sales increased by 139% to 361 MMcf as compared to 151 MMcf in the second quarter of 2006.  Oil sales for the second quarter of 2007 increased 110% to 82 Mbbls from 39 Mbbls in the second quarter of 2006.  The average realized price of natural gas was $6.91 per Mcf for the second quarter of 2007, or 2.1% more than the second quarter of the prior year.  The average realized price of oil was $55.95 per barrel or 1.1% less that the second quarter in the prior year.

For the six months ended June 30, 2007, natural gas sales totaled 552 MMcf or 68% greater than the 331 MMcf sold during the first half of 2006.  Oil sales for the first half of 2007 increased 48% to 127 Mbbls from 86 Mbbls in the first half of 2006.  The average realized price of natural gas was $6.63 per Mcf for the first half of 2007 or 8.8 % less than the first half of the prior year.  The average realized price of oil was $54.47 per barrel or 1.8% more for the first half of 2007 than the first six months in the prior year.

The significant increases in production in the three and six months periods ended June 30, 2007 over the same periods of 2006, is a direct result of the Merger, certain acquisitions made in February 2007 and subsequent drilling, offset by production declines in Gulf Coast wells drilled in 2005 and prior periods.

The Company also announced that it has successfully completed the Ashorn Unit #1H in Grimes County, Texas.  This is the third horizontal development well drilled and completed since the properties were acquired in February 2007.  The well has been produced at rates as high as 18 MMcfpd and is currently producing 12 MMcfpd.  The Company has also commenced drilling its fourth well, the Tom Haynie #1H, which is expected to be completed in September 2007.  Two additional wells are being permitted which will immediately follow the current drilling.  Gross production has averaged 33.4 MMcfepd equivalent in July which is a net 4.2

MMcfepd increase over the December 2006 average daily rate.  Based on continued technical review and well performance, management believes the Company will continue to spud a new well approximately every 60 days for the next two or three years.  The Company and its affiliated partnership hold a 90% working interest.  The Company is the operator of the wells and, as general partner, manages the affairs of the partnership.  The Company holds a 7.2% direct working interest and, in addition, has a 2% interest in the affiliated partnership, which can increase to 35%, pending partnership payout plus a specified rate of return.

The Company also completed the Fitzhugh Et. Al. #1 well located in the southeast Texas Hackberry play in Orange County, Texas.  The well has been completed for 120 BOPD, 500 Mcfd, and 60 BWPD.  The Company will consider drilling offset locations pending well performance and additional technical review.  The prospect was defined based on both sub-surface regional mapping and 3-D seismic data.  The Company is the operator and has a 10% working interest in the prospect and in 415 surrounding acres.

In Louisiana, the Company recently completed the S.L. 19041 #1 as a Miocene gas producer in Jefferson Parish.  The well is currently shut-in waiting on facilities and pipeline hookup.  Similar wells in the vicinity have produced at rates up to 1,000 Mcfpd.  This 1,800’ gas prospect was developed based on 3-D seismic.  The Company is the operator and has a 28% working interest, a 2% overriding royalty interest and after payout, an additional reversionary working interest.  Pending the performance of this initial discovery, another well could be drilled.

In North Dakota, the SSMU B-102 in the South Starbuck Madison Unit was drilled to a depth of 3,350 feet.  The well was completed as an oil well in the Mississippian Madison formation.  The well is currently waiting on the installation of a pumping unit.  The initial production is expected at 20 BOPD.  In addition, the previously reported Donald Boll #1-34, was placed on production in June and is consistently producing approximately 15 BOPD from an interval above 3,380 feet.  Based on these results and performance, the Company has scheduled the drilling of an additional well in early 2008.  The Company has a 100% working interest in these wells.

The Company is completing the Huff #29-8 well, located in Decatur County, Kansas.  This prospect pre-existed the Merger and Kansas in not currently a focus area for the Company.  The well is located on the northeast flank of the Lansing Kansas City producing Lester Field and was drilled to a total depth of 3,660 feet.  The offset well has produced over 50,000 barrels.  Based on preliminary evaluation data including drill stem tests, log analysis and seismic data, the Company believes this discovery well may be located on a separate structure from the producing field and could initially produce 50 – 100 BOPD.  Pending well performance, additional wells could be drilled.

Frank A. Lodzinski, Chief Executive Officer of GeoResources, said, “The Merger has taken a great deal of our time and energy since we entered into agreements in 2006.  The significant costs of the Merger as well as subsequent corporate restructuring are virtually complete.  We have implemented our business strategy and capital development program and have committed approximately $22 million to drilling and development in the next 18 months.  Our continued drilling success demonstrates the depth and capability of our internal geological, engineering and operating staff.  We expect to continue to expand our inventory of drilling opportunities and to transfer our horizontal drilling expertise to fields and prospects in our Northern Region.  Our drilling success supports and enhances our business model, being a combination of acquisitions, exploitation and exploration.  We believe this diversified approach will allow the Company to grow profitably.  From a corporate perspective, we have made significant progress in integrating the technical, administrative and reporting systems of the three businesses merged in April 2007.  In addition, we are positioned to share technical expertise Company-wide.”

Corporate Matters

In mid-July the Company completed the sale of 100,000 shares of its common stock at $7.19 per share to three purchasers, two of whom are Directors of the Company resulting in gross proceeds to the Company of $719,000.  Additionally, the Company acquired working interests in oil and gas properties valued at approximately $1.0 million from certain officers and employees of the Company.  The consideration was approximately $856,000 in cash and 30,406 shares of the Company’s common stock, also priced at $7.19 per share.  The share price used in both transactions was determined by members of the Board of Directors in consultation with the Chief Executive Officer, all of whom had no personal interest in the transactions.  In the opinion of management, the working interests, which represented incremental interests in existing fields owned and controlled by the Company, were acquired at or below estimated market prices.

The Company also announced it recently filed a Registration Statement with the Securities and Exchange Commission on Form S-3 pursuant to Registration Rights Agreements associated with the above transactions and the Company’s recently completed mergers covering the public offer and resale of 10,820,406 shares of common stock acquired by purchasers of common stock in those transactions.

The following tables reconcile our EBITDA to our net income (loss) for the periods indicated:

	Quarter Ended	Quarter Ended
	June 30, 2007	June 30, 2006

EBITDA (1)

Net income (loss)	$ (1,349,431)	$1,137,962
Add back
Interest expense	199,174	22,749
Income tax (2)	1,849,497	--
Depreciation, depletion and amortization	1,932,340	783,423
EBITDA	$ 2,631,580	$ 1,944,134

	Six Months Ended	Six Months Ended
	June 30, 2007	June 30, 2006

Net Income (loss)	$ (462,626)	$2,742,601
Add back:
Interest expense	355,326	38,116
Income tax (2)	1,853,699	--
Depreciation, depletion and amortization	2,860,908	1,440,200
EBITDA	$ 4,607,307	$ 4,220,917

(1) EBITDA is defined as earnings before interest, income taxes, depreciation, depletion and amortization, EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations) and is not in accordance with, nor superior to, generally accepted accounting principles, but provides additional information for evaluation of our operating performance.

(2) Non cash income tax expense recognized in the quarter and year to date periods, pursuant to generally accepted accounting principles. Certain parties to the Merger were previously non-taxable entities. Accordingly, deferred tax benefits and liabilities were calculated with the net effect charged to expense in the second quarter.

Non recurring costs:

During the three and six months ended June 30, 2007, the Company recognized certain significant costs which it believes are largely non-recurring.  Accordingly, the table below provides an estimate of EBITDA as adjusted for those costs.

	Quarter Ended	Six Months Ended
	June 30, 2007	June 30, 2007

EBITDA (see above)	$ 2,631,580	$ 4,607,307
Add back
Non-cash equity based compensation (1)	419,531	523,598
Professional fees	437,677	467,472
Shareholder services	186,937	186,937
Western Star Drilling (2)	96,114	96,114
Other	50,000	75,000
Adjusted EBITDA	$ 3,821,839	$ 5,956,428

(1)

Represents non-cash required charge to expense resulting from acceleration of certain vesting requirements associated with Southern Bay’s equity incentive plan which was eliminated pursuant to the Merger, and stock bonuses issued to employees of GeoResources.

(2)

Costs associated with sold operations.

About GeoResources, Inc.

On April 17, 2007, the Company completed its mergers with Southern Bay Oil & Gas L.P. and Chandler Energy, LLC.  The management of Southern Bay and Chandler became the principal management of the combined entity.  Corporate headquarters have been relocated to Houston, Texas.  The Company conducts its exploration development and production operations through wholly owned subsidiaries.  Activities in the Southern Region are conducted through Southern Bay Energy, LLC, located in Houston, Texas and Northern Region operations are conducted through G3 Energy LLC, located in Denver, Colorado.  The Company also maintains a regional office in Williston, North Dakota.  For more information, visit our websites at www.geoi.net and www.southernbayenergy.com.

Forward-Looking Statements

Information herein contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words such as "may," "will," "expect," "anticipate," "estimate" or "continue," or comparable words.  All statements other than statements of historical facts that address activities that the Company expects or anticipates will or may occur in the future are forward-looking statements.  Readers are encouraged to read the SEC reports of the Company, particularly its Form 10-KSB for the Fiscal Year Ended December 31, 2006, for meaningful cautionary language disclosure.

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)
	June 30,	December 31,
	2007	2006

ASSETS
Current assets:
Cash	$ 14,558,545	$ 6,216,822
Accounts receivable:
Oil and gas revenues	14,764,216	7,201,902
Joint interest billings and other	4,866,720	2,294,237
Accounts receivable from affiliated partnerships	4,095,231	1,742,174
Notes receivable-current portion	860,000	-
Prepaid expenses and other	590,792	352,515
Total current assets	39,735,504	17,807,650

Oil and gas properties, successful efforts method:
Proved properties	81,731,445	34,204,118
Unproved properties	3,893,389	1,643,041
Office and other equipment	950,707	292,297
Land	96,462	96,462
	86,672,003	36,235,918
Less accumulated depreciation, depletion and amortization	(7,868,002)	(5,007,095)
Net property and equipment	78,804,001	31,228,823
Other assets:
Equity in oil and gas limited partnerships	3,362,637	1,517,430
Notes receivable and other	1,374,089	113,123
	$ 123,276,231	$ 50,667,026
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 7,134,643	$ 5,225,291
Accounts payable to affiliated partnerships	6,458,010	2,201,141
Revenues and royalties payable	16,200,746	7,347,702
Drilling advances	788,331	2,120,770
Accrued expenses payable	1,432,302	915,445
Commodity hedges	995,045	1,685,938
Total current liabilities	33,009,077	19,496,287
Long-term debt	-	5,000,000
Deferred income taxes	3,344,203	32,535
Asset retirement obligations	5,173,454	2,478,205
Stockholders' equity:
Common stock, par value $.01 per share; authorized
100,000,000 shares; issued and outstanding: 14,572,977
shares in 2007 and 4,858,000 shares in 2006	145,730	48,580
Additional paid-in capital	78,622,213	16,848,643
Accumulated other comprehensive income	(991,899)	(1,679,388)
Retained earnings	3,973,453	8,442,164
Total stockholders' equity	81,749,497	23,659,999
	$ 123,276,231	$ 50,667,026

GEORESOURCES, INC. and SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue:
Oil and gas revenues	$ 7,060,314	$ 3,254,445	$ 10,597,808	$ 7,025,470
Partnership management fees	256,184	92,354	411,820	183,538
Property operating income	444,532	204,227	682,290	398,470
Gain (loss) on sale of property and equipment	(15,218)	314,840	(15,218)	314,840
Partnership income (loss)	153,601	71,944	213,347	80,299
Interest and other	385,275	158,546	512,198	261,027
Total revenue	8,284,688	4,096,356	12,402,245	8,263,644

Expenses:
Lease operating expense	2,254,861	910,701	3,315,270	1,874,777
Severance taxes	533,799	160,541	802,741	482,049
Re-engineering and workovers	415,340	130,664	433,072	178,474
Exploration	-	431,521	-	431,521
General and administrative expense	2,456,542	725,712	3,247,259	1,253,135
Depreciation, depletion, and amortization	1,932,340	783,423	2,860,908	1,440,200
Hedge ineffectiveness	(7,434)	(206,917)	(3,404)	(177,229)
Interest	199,174	22,749	355,326	38,116
Total expense	7,784,622	2,958,394	11,011,172	5,521,043

Income before income taxes	500,066	1,137,962	1,391,073	2,742,601

Income taxes:
Current	94,169	-	96,031	-
Deferred	1,755,328	-	1,757,668	-
	1,849,497	-	1,853,699	-

Net income (loss)	$ (1,349,431)	$ 1,137,962	$ (462,626)	$ 2,742,601

Net income (loss) per share (basic and diluted)	$ (0.09)	$ 0.23	$ (0.05)	$ 0.56

Weighted average shares outstanding	14,572,977	4,858,000	10,106,159	4,858,000